Exhibit 99.1

Beverly National Corporation Press Release

FOR IMMEDIATE RELEASE	Contact:	Michael O. Gilles
978-720-1226

BEVERLY NATIONAL CORPORATION

ANNOUNCES PAYMENT OF REGULAR DIVIDEND

OF $0.20 PER SHARE ON ITS COMMON STOCK

(Beverly, MA) January 10, 2007 - Don Fournier, President and Chief Executive Officer of Beverly National Corporation (the “Company”) and its subsidiary Beverly National Bank (the “Bank”), today announced that on January 30, 2007 the Company will pay its regular quarterly dividend on its common stock of $0.20 per share to holders of record on January 23, 2007. This dividend was declared by the Board on January 9, 2007.

Beverly National Bank, a subsidiary of Beverly National Corporation, is headquartered in Beverly, MA, and operates full-service branch offices in Downtown Beverly, Cummings Center – Beverly, North Beverly, Danvers, Hamilton, Manchester-by-the-Sea and Topsfield. The Bank offers a full array of consumer products and services including full electronic banking, financial planning, trust and investment services and business specialties. Incorporated in 1802, Beverly National Bank is the oldest community bank in the United States. The Bank’s deposits are insured by the FDIC in accordance with the Federal Deposit Insurance Act.